UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023

AgileThought, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39157	87-2302509
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd. Suite 1650E, Irving, Texas	(971) 501-1140	75039
(Address of Principal Executive Offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AGIL	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	AGILW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

AgileThought, Inc. (the “Company”), AN Global LLC (“AN Global”), a subsidiary of the Company, as borrower and certain subsidiaries of the Company as guarantors are parties to a Financing Agreement, dated as of May 27, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Blue Torch Financing Agreement”), with the financial institutions party thereto as lenders (the “Blue Torch Lenders”) and Blue Torch Finance LLC (“Blue Torch”), as collateral agent and administrative agent for the Blue Torch Lenders.

On February 27, 2023, AN Global entered into a letter agreement (the “Letter Agreement”) with Blue Torch and the Blue Torch Lenders party to the Letter Agreement (the “Required Blue Torch Lenders”). Pursuant to the Letter Agreement, AN Global requested that Blue Torch and the Blue Torch Lenders agreed to permit AN Global to make a payment to Exitus Capital, S.A.P.I. de C.V. (“Exitus”) on February 27, 2023 in the amount of $1.0 million pursuant to the Simple Loan Facility Agreement (Contrato de Apertura de Crédito Simple), dated July 26, 2021, by and among AgileThought Digital Solutions, S.A.P.I. de C.V., Exitus, SOFOM, E.N.R. and the Company (the “Exitus Payment”). The Proposed Amendments will include waivers for certain covenant breaches and events of default, the reset of certain financial covenants and the agreement by the Company to make certain payments to Blue Torch in 2023.

Blue Torch and the Required Blue Torch Lenders agreed to waive the event of default arising solely from the Exitus Payment subject to the following:

●	As consideration for the Proposed Amendments, a non-refundable waiver and amendment fee in the amount of $5.5 million was deemed earned and payable effective as of February 27, 2023 and was paid in kind by capitalizing such waiver and amendment fee and adding such capitalized amount to the outstanding principal amount of the term loans under the Blue Torch Financing Agreement; and

●	The parties agreed to execute and deliver, and AN Global agreed to cause certain of its affiliates that are parties to the Blue Torch Financing Agreement to execute and deliver, the Proposed Amendments by no later than 5:00 p.m. New York City time, on March 1, 2023 (the “Execution Deadline”).

If all of the requirements set forth in the immediately preceding paragraph are timely satisfied, the Exitus Payment will be deemed to have been a permitted payment under the Blue Torch Financing Agreement. If all of the requirements set forth in the immediately preceding paragraph are not timely satisfied, such failure will constitute an event of default under the Blue Torch Financing Agreement, and any agreement in the Letter Agreement or otherwise by Blue Torch or the Blue Torch Lenders to permit the Exitus Payment will be null and void ab initio.

Subsequent to entry into the Letter Agreement, the Company and Blue Torch extended the Execution Deadline to March 3, 2023. The parties executed the Proposed Amendments on March 3, 2023. The Company will file a separate Current Report on Form 8-K to disclose the material terms of the Proposed Amendments.

The foregoing description of the Letter Agreement does not constitute a complete summary of the Letter Agreement and is qualified by reference in its entirety to the full text of the Letter Agreement to be filed as an exhibit to the Company’s next periodic report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibit(s).

Exhibit Number	Exhibit Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2023	AGILETHOUGHT, INC.

	By:	/s/ Amit Singh
Amit Singh
Chief Financial Officer

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